Exhibit 99.1

Moved on Business Wire
February 9, 2015

CSC Delivers Solid Margin Expansion, Profit Growth and Strong Cash Flow Performance
in Third Quarter 2015

•	Earnings (Loss) per Share from Continuing Operations of ($2.23) Includes Net Actuarial Pension and SEC Settlement-Related Charges of ($3.43) per Share

•	Non-GAAP Diluted Earnings per Share of $1.18, up 9% YoY

•	Income from Continuing Operations of $172 million, up 3% YoY, Excluding Pension and SEC-Related Charges

•	Operating Income of $332 Million and Operating Income Margin of 11.3%, up 80 basis points YoY

•	Net Cash Provided by Operating Activities of $653 Million, up 23% YoY

•	Free Cash Flow of $498 Million, up 54% YoY

FALLS CHURCH, Va., Feb. 9, 2015 - CSC (NYSE: CSC) today reported results for the third quarter of 2015.

“We are delivering solid profitability improvement through our cost takeout initiatives," said Mike Lawrie, president and CEO. “We returned to top line growth in our public sector business and we expanded the operating margin through tight cost management and good contract performance. We continue to see significant growth from our next-generation offerings. However, these contributions are not yet large enough to offset headwinds in our traditional commercial business. Free cash flow was strong at $498 million due to better working capital management.”

Financial Highlights

•
Earnings (loss) per share from continuing operations was ($2.23) in the third quarter and includes $2.05 from non-cash pension-related charges and $1.38 from a proposed SEC settlement-related charge. Adjusting for these items, non-GAAP diluted earnings (loss) per share was $1.18, up 9% when compared with $1.08 in the third quarter of fiscal 2014.

•
Income (loss) from continuing operations of ($313 million) for the third quarter includes pre-tax pension-related charges of $462 million and a $195 million charge for a proposed SEC settlement and related expenses.

•	Income from continuing operations, excluding these items, was $172 million, up 3% compared with $167 million in the prior year.

•	Operating income of $332 million compares with $338 million in the prior year. Operating margin of 11.3% for the quarter increased from 10.5% in the prior year.

•	Earnings before interest and taxes (EBIT) of $272 million compares with $278 million in the third quarter of fiscal 2014. EBIT margin of 9.2% improved from 8.6% in the prior year.

•	Free cash flow of $498 million compares with $324 million in the prior year.

Global Business Services
GBS revenue of $965 million in the quarter compares with $1,093 million in the year ago quarter. Segment revenue decreased by 8.5% in constant currency due to the ongoing repositioning of the consulting business and contract completions, partially offset by growth in big data and applications modernization. Operating margin of 13.3% increased from 12.8% in the prior year and 13.0% in the prior quarter, reflecting the company’s cost takeout actions. New business awards for GBS were $1.2 billion in the quarter.

Global Infrastructure Services
GIS revenue was $984 million in the quarter, a decrease of 10.9% in constant currency from the prior year. Growth in cloud and other next-generation offerings partially offset the impact of price-downs, restructurings, and contract completions. Operating margin was 7.3% compared with 7.9% in the prior year, reflecting investments in new offerings and strategic partnerships. Operating margin was up from 6.6% in the prior quarter, driven by cost takeout benefits. GIS reported new business awards of $1.0 billion in the quarter.

North American Public Sector
NPS revenue was $998 million in the quarter, an increase of 0.8% when compared with $990 million in the third quarter of fiscal 2014. Growth from infrastructure services, business process outsourcing at civil agencies, and healthcare applications offset declines from Department of Defense contracts. Operating margin of 14.5% compares with 12.3% in the prior year and 15.4% in the prior quarter, as the business continues to benefit from cost takeout and better contract performance. New business awards for NPS were $0.5 billion in the quarter.

Returning Capital to Shareholders
During the third quarter, CSC returned $41 million to shareholders consisting of $32 million in common stock dividends and $9 million of share repurchases. CSC repurchased 150,000 shares through open market purchases at an average price of $59.09. CSC had 140,991,870 basic shares outstanding on January 2, 2015.

Conference Call and Webcast
CSC senior management will host a conference call and webcast at 5 p.m. EST today. The dial-in number for domestic callers is 877-548-7914. Callers who reside outside of the United States or Canada should dial 719-325-4824. The passcode for all participants is 5099320. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 16, 2015. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 5099320. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, which management believes provides useful information to investors, including: operating income, earnings before interest and taxes (EBIT), free cash flow, and non-GAAP results including non-GAAP income (loss) from continuing operations and non-GAAP diluted earnings (loss) per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.

About CSC
Computer Sciences Corporation (CSC) is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our clients’ technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 72,000 employees and reported revenue of $12.6 billion for the 12 months ended January 2, 2015. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 28, 2014 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
George Price, Investor Relations, 703-641-3842, gprice4@csc.com

Note: During the first quarter of fiscal 2015, CSC adopted a new mark-to-market pension accounting policy and changed its inter-company accounting policy. The company’s results from the prior year have been adjusted to reflect these changes.

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	January 2, 2015	December 27, 2013	% Change	% Change in Constant Currency
Global Business Services	$965	$1,093	(11.7)%	(8.5)%
Global Infrastructure Services	984	1,145	(14.1)%	(10.9)%
North American Public Sector	998	990	0.8%	0.8%
Total Revenues	$2,947	$3,228	(8.7)%	(6.5)%

	Nine Months Ended
(Amounts in millions)	January 2, 2015	December 27, 2013	% Change	% Change in Constant Currency
Global Business Services	$3,056	$3,169	(3.6)%	(3.7)%
Global Infrastructure Services	3,151	3,405	(7.5)%	(7.5)%
North American Public Sector	3,057	3,095	(1.2)%	(1.2)%
Total Revenues	$9,264	$9,669	(4.2)%	(4.2)%

Operating Income and Operating Margins by Segment
	Quarter Ended
	January 2, 2015		December 27, 2013
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$128	13.3%	$140	12.8%
Global Infrastructure Services	72	7.3%	91	7.9%
North American Public Sector	145	14.5%	122	12.3%
Corporate	(13)	—	(15)	—
Total Operating Income	$332	11.3%	$338	10.5%

	Nine Months Ended
	January 2, 2015		December 27, 2013
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$366	12.0%	$373	11.8%
Global Infrastructure Services	211	6.7%	290	8.5%
North American Public Sector	456	14.9%	412	13.3%
Corporate	(48)	—	(44)	—
Total Operating Income	$985	10.6%	$1,031	10.7%

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Nine Months Ended
(Amounts in millions, except per-share amounts)	January 2, 2015	December 27, 2013	January 2, 2015	December 27, 2013

Revenues	$2,947	$3,228	$9,264	$9,669

Costs of services (excludes depreciation and amortization and restructuring costs)	2,530	2,261	7,101	7,015
Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	356	318	1,046	920
SEC settlement related charges	195	—	195	—
Depreciation and amortization	238	251	762	753
Restructuring costs	12	11	15	33
Interest expense	37	38	112	112
Interest income	(4)	(4)	(14)	(11)
Other (income) expense, net	1	(5)	6	16
Total costs and expenses	3,365	2,870	9,223	8,838

(Loss) income from continuing operations, before taxes	(418)	358	41	831
Income tax (benefit) expense	(105)	77	18	227
(Loss) income from continuing operations	(313)	281	23	604
(Loss) income from discontinued operations, net of taxes	—	(5)	(29)	91
Net (loss) income	(313)	276	(6)	695
Less: net income attributable to noncontrolling interest, net of tax	1	5	11	18
Net (loss) income attributable to CSC common stockholders	$(314)	$271	$(17)	$677

Earnings (loss) per common share
Basic:
Continuing operations	$(2.23)	$1.88	$0.08	$3.96
Discontinued operations	—	(0.03)	(0.20)	0.61
	$(2.23)	$1.85	$(0.12)	$4.57
Diluted:
Continuing operations	$(2.23)	$1.84	$0.08	$3.88
Discontinued operations	—	(0.03)	(0.20)	0.60
	$(2.23)	$1.81	$(0.12)	$4.48

Cash dividend per common share	$0.23	$0.20	$0.69	$0.60

Weighted average common shares outstanding for:
Basic EPS	140.637	146.735	143.141	148.212
Diluted EPS	140.637	149.362	146.323	151.124

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	January 2, 2015	March 28, 2014

Assets
Cash and cash equivalents	$2,393	$2,443
Receivables, net	2,435	2,759
Prepaid expenses and other current assets	358	426
Total current assets	5,186	5,628

Property and equipment, net	1,692	2,031
Software, net	776	650
Outsourcing contract costs, net	330	427
Goodwill	1,669	1,667
Other assets	1,000	986
Total Assets	$10,653	$11,389

Liabilities
Short-term debt and current maturities of long-term debt	$554	$681
Accounts payable	339	394
Accrued payroll and related costs	459	592
Accrued expenses and other current liabilities	1,186	1,094
Deferred revenue and advance contract payments	625	624
Income taxes payable and deferred income taxes	27	77
Total current liabilities	3,190	3,462

Long-term debt, net of current maturities	2,170	2,207
Income tax liabilities and deferred income taxes	547	557
Other long-term liabilities	1,391	1,219

Total Equity	3,355	3,944

Total Liabilities and Equity	$10,653	$11,389

Consolidated Condensed Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(Amounts in millions)	January 2, 2015	December 27, 2013
Cash flows from operating activities:
Net (loss) income	$(6)	$695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	762	753
Pension & OPEB actuarial & settlement losses (gains)	463	(114)
SEC settlement related charges	195	—
Stock-based compensation	54	53
Gain on dispositions	(22)	(95)
Excess tax benefit from stock based compensation	(15)	(5)
Unrealized foreign currency exchange gain	—	(19)
Other non cash charges, net	22	35
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in assets	171	122
Decrease in liabilities	(481)	(413)
Net cash provided by operating activities	1,143	1,012

Cash flows from investing activities:
Purchases of property and equipment	(283)	(287)
Payments for outsourcing contract costs	(43)	(55)
Software purchased and developed	(145)	(142)
Payments for acquisitions, net of cash acquired	(35)	(190)
Business dispositions	(13)	245
Proceeds from sale of assets	99	25
Other investing activities, net	21	27
Net cash used in investing activities	(399)	(377)

Cash flows from financing activities:
Borrowings under lines of credit and short-term debt	—	408
Repayment of borrowings under lines of credit	(32)	—
Principal payments on long-term debt	(193)	(424)
Proceeds from stock options and other common stock transactions	151	112
Excess tax benefit from stock-based compensation	15	5
Repurchase of common stock	(518)	(376)
Dividend payments	(95)	(89)
Other financing activities, net	(7)	(29)
Net cash used in financing activities	(679)	(393)
Effect of exchange rate changes on cash and cash equivalents	(115)	(12)
Net (decrease) increase in cash and cash equivalents	(50)	230
Cash and cash equivalents at beginning of year	2,443	2,054
Cash and cash equivalents at end of period	$2,393	$2,284

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, earnings before interest and taxes (EBIT), and free cash flow, to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income and income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows. Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

GAAP Reconciliations

Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (SG&A) expense, excluding corporate G&A, actuarial and settlement charges related to CSC's pension and other post-employment benefit (OPEB) plans, and the SEC settlement related charges. Operating margin is defined as operating income as a percentage of revenue. A reconciliation of consolidated operating income to income from continuing operations, before taxes is as follows:

	Quarter Ended		Nine Months Ended
(Amounts in millions)	January 2, 2015	December 27, 2013	January 2, 2015	December 27, 2013
Operating income	$332	$338	$985	$1,031
Corporate G&A	(59)	(65)	(182)	(197)
Pension & OPEB actuarial & settlement (losses) gains	(462)	114	(463)	114
SEC settlement related charges	(195)	—	(195)	—
Interest expense	(37)	(38)	(112)	(112)
Interest income	4	4	14	11
Other income (expense), net	(1)	5	(6)	(16)
(Loss) income from continuing operations, before taxes	$(418)	$358	$41	$831

Operating margin	11.3%	10.5%	10.6%	10.7%

Earnings Before Interest and Taxes
(preliminary and unaudited)

CSC defines EBIT as income from continuing operations less actuarial gains (losses) and settlement charges related to CSC's pension & other post-employment benefit (OPEB) plans, the SEC settlement related charges, interest expense, interest income and income tax benefit (expense). EBIT margin is defined as EBIT as a percentage of revenue. Reconciliation of EBIT to (loss) income from continuing operations is as follows:

	Quarter Ended		Nine Months Ended
(Amounts in millions)	January 2, 2015	December 27, 2013	January 2, 2015	December 27, 2013
Earnings before interest and taxes	$272	$278	$797	$818
Pension & OPEB actuarial & settlement (losses) gains	(462)	114	(463)	114
SEC settlement related charges	(195)	—	(195)	—
Interest expense	(37)	(38)	(112)	(112)
Interest income	4	4	14	11
Income tax benefit (expense)	105	(77)	(18)	(227)
(Loss) income from continuing operations	$(313)	$281	$23	$604

EBIT margin	9.2%	8.6%	8.6%	8.5%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. A reconciliation of free cash flow to net cash provided by operating activities is as follows:

	Quarter Ended		Nine Months Ended
(Amounts in millions)	January 2, 2015	December 27, 2013	January 2, 2015	December 27, 2013
Net cash provided by operating activities	$653	$529	$1,143	$1,012
Net cash (used in) provided by investing activities	(101)	(301)	(399)	(377)
Acquisitions, net of cash acquired	—	163	35	190
Business dispositions	—	(13)	13	(245)
Short-term investments	—	—	—	(5)
Payments on capital leases and other long-term asset financings	(54)	(54)	(193)	(174)
Free cash flow	$498	$324	$599	$401

Non-GAAP Results
(preliminary and unaudited)

Non-GAAP income from continuing operations is calculated as reported income (loss) from continuing operations less actuarial gains (losses) and settlement charges related to CSC's pension & other post-employment benefit (OPEB) plans, and the SEC settlement related charges. Non-GAAP EPS is calculated as non-GAAP net (loss) income attributable to CSC common stockholders divided by weighted average common shares outstanding. A reconciliation of non-GAAP results to reported results is as follows:

	Quarter ended January 2, 2015
(Amounts in millions, except per-share amounts)	As reported	Pension & OPEB actuarial & settlement losses	SEC Settlement related charges	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$2,530	$(418)	$—	$2,112

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$356	$(44)	$—	$312

(Loss) income from continuing operations, before taxes	$(418)	$(462)	$(195)	$239
Income tax (benefit) expense	(105)	(171)	(1)	67
(Loss) income from continuing operations	(313)	(291)	(194)	172
Loss from discontinued operations, net of taxes	—	—	—	—
Net (loss) income	(313)	(291)	(194)	172
Less: Net income (loss) attributable to noncontrolling interest, net of tax	1	(2)	—	3
Net (loss) income attributable to CSC common stockholders	$(314)	$(289)	$(194)	$169

Effective Tax Rate	25.1%	37.0%	0.5%	28.0%

Basic EPS from continuing operations	$(2.23)	$(2.05)	$(1.38)	$1.20
Diluted EPS from continuing operations	$(2.23)	$(2.02)	$(1.36)	$1.18

Weighted average common shares outstanding for:
Basic EPS	140.637	140.637	140.637	140.637
Diluted EPS	140.637	142.852	142.852	142.852

	Nine months ended January 2, 2015
(Amounts in millions, except per-share amounts)	As reported	Pension & OPEB actuarial & settlement losses	SEC Settlement related charges	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,101	$(418)	$—	$6,683

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$1,046	$(45)	$—	$1,001

Income (loss) from continuing operations, before taxes	$41	$(463)	$(195)	$699
Income tax expense (benefit)	18	(171)	(1)	190
Income (loss) from continuing operations	23	(292)	(194)	509
Loss from discontinued operations, net of taxes	(29)	—	—	(29)
Net (loss) income	(6)	(292)	(194)	480
Less: Net income (loss) attributable to noncontrolling interest, net of tax	11	(2)	—	13
Net (loss) income attributable to CSC common stockholders	$(17)	$(290)	$(194)	$467

Effective Tax Rate	43.9%	36.9%	0.5%	27.2%

Basic EPS from continuing operations	$0.08	$(2.03)	$(1.36)	$3.47
Basic EPS from discontinued operations	$(0.20)	$—	$—	$(0.20)
Diluted EPS from continuing operations	$0.08	$(1.98)	$(1.33)	$3.39
Diluted EPS from discontinued operations	$(0.20)	$—	$—	$(0.20)

Weighted average common shares outstanding for:
Basic EPS	143.141	143.141	143.141	143.141
Diluted EPS	146.323	146.323	146.323	146.323

	Quarter ended December 27, 2013
(Amounts in millions, except per-share amounts)	As reported	Pension actuarial gains	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$2,261	$80	$2,341

Selling, general and administrative (excludes restructuring costs)	$318	$34	$352

Income from continuing operations, before taxes	$358	$114	$244
Income tax expense	77	—	77
Income from continuing operations	281	114	167
Loss from discontinued operations, net of taxes	(5)	—	(5)
Net income	276	114	162
Less: net income attributable to noncontrolling interest, net of tax	5	—	5
Net income attributable to CSC common stockholders	$271	$114	$157

Effective Tax Rate	21.5%	—%	31.6%

Basic EPS from continuing operations	$1.88	$0.78	$1.10
Basic EPS from discontinued operations	$(0.03)	$—	$(0.03)
Diluted EPS from continuing operations	$1.84	$0.76	$1.08
Diluted EPS from discontinued operations	$(0.03)	$—	$(0.03)

Weighted average common shares outstanding for:
Basic EPS	146.735	146.735	146.735
Diluted EPS	149.362	149.362	149.362

	Nine months ended December 27, 2013
(Amounts in millions, except per-share amounts)	As reported	Pension actuarial gains	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,015	$80	$7,095

Selling, general and administrative (excludes restructuring costs)	$920	$34	$954

Income from continuing operations, before taxes	$831	$114	$717
Income tax expense	227	—	227
Income from continuing operations	604	114	490
Income from discontinued operations, net of taxes	91	—	91
Net income	695	114	581
Less: net income attributable to noncontrolling interest, net of tax	18	—	18
Net income attributable to CSC common stockholders	$677	$114	$563

Effective Tax Rate	27.3%	—%	31.7%

Basic EPS from continuing operations	$3.96	$0.77	$3.18
Basic EPS from discontinued operations	$0.61	$—	$0.61
Diluted EPS from continuing operations	$3.88	$0.75	$3.12
Diluted EPS from discontinued operations	$0.60	$—	$0.60

Weighted average common shares outstanding for:
Basic EPS	148.212	148.212	148.212
Diluted EPS	151.124	151.124	151.124